Exhibit 99.1

Helio Announces New CEO and Chairman of the Board

Restructuring of Management and the Board to set Company on a New Trajectory towards Enhancing Shareholder Value

Berkeley, California— January 5, 2026 (GLOBE NEWSWIRE) — On January 5, 2026, the Helio Corporation (OTCID:HLEO), (“Helio” or the “Company”), today announced that its Board of Directors has appointed Edward Cabrera as the Chief Executive Officer and Chairman of the Board effective immediately, replacing Gregory T. Delory who will assume the new title of Chief Technology Officer. In addition, Stuart Bale will assume the position of Chief Science Officer and Paul Turin as Chief Engineer. The change heralds a new strategic direction for the firm that will be revealed in the next several weeks. Mr. Delory, Mr. Bale and Mr. Turin will continue serving on the Company’s Board of Directors.

Since 2018, Helio has leveraged its deep experience to build a strong track record and a growing portfolio of intellectual property, serving as a trusted partner on projects ranging from small-scale initiatives to flagship space missions for NASA, private companies, universities, and global space agencies. Under this new leadership, the Company is refocusing its strategy to drive shareholder value. This strategic shift will involve decisive actions expected to strengthen Helio’s capital structure, reduce liabilities, and better position the Company for future financing initiatives.

“This change in strategy and new management additions reflects the Board’s strong commitment to enhancing shareholder value and its confidence in the Company’s long-term growth potential,” said Edward Cabrera, CEO and Chairman. Edward Cabrera has extensive experience as Chief Executive Officer of several companies and as a financier on Wall Street. He has held senior positions for over 35 years with investment banks such as Merrill Lynch/Bank of America, PaineWebber/UBS and Raymond James & Associates. Edward has held positions including investment banker, equity analyst, market strategist and portfolio manager. Since 2003, he has focused on providing advisory services that include leading merger and acquisition transactions; restructuring corporate strategies and financial structures; and assisting small capitalization stocks and middle market companies with raising capital. During the last six (6) years, he has been Managing Director of Investment Banking for Network 1 Financial Securities Inc. acting as a banker and supervising numerous bankers.

Prior to joining Network 1 Financial Securities, Inc., Cabrera worked at Merrill Lynch for 10 years as Managing Director and Head of Latin America where he built the top-ranked team for the region, according to Greenwich Associates Survey and Latin Finance magazine polls. He was selected to the 2000 Millennium edition of Who’s Who in Finance and has been named to the All-America team by Institutional Investor magazine for the quality of his work. Edward has served as the Chief Executive Officer of Nuevo Financial Center Inc. and of CDI Telecom Corporation. He has been a board member of publicly traded Neah Power Systems Inc who provided battlefield products for the Department of Defense DARPA arm and to the Defense Industry. He has an extensive technical and educational background.  Edward holds an M.B.A. from Harvard Business School 1987 and a B.S. in Engineering from the University of Florida.

About Helio Corporation

Founded in 2018, Helio Corporation, through a wholly owned subsidiary Heliospace Corporation, is an aerospace company specializing in cutting-edge hardware, systems engineering, and mission-critical services for space exploration. From small-scale projects to flagship space missions, we support NASA, private companies, universities, and global space agencies to achieve success in space. We are proud to be a trusted partner to over a dozen space agencies, organizations, and companies across the globe. Our products can be found operating from the Sun to Jupiter. From NASA and European Space Agency to emerging private aerospace firms and academic institutions, we collaborate with some of the most innovative and forward-thinking players in the space industry. Helio’s mission is to empower humanity’s scientific and commercial expansion into space, lead in the dynamic space economy, and create lasting value for partners and investors. For more information on the new strategic direction, financing initiatives and management additions, please visit www.helio.space or be added to our email list by sending your contact information to emcabrera@helio.space

Note Regarding Forward Looking Statements:

Some of the matters discussed herein may contain forward-looking statements that involve significant risk and uncertainties. Forward-looking statements can be identified by the use of words like “believes,” “could,” “possibly,” “probably,” “anticipates,” “estimates,” “projects,” “expects,” “may,” “will,” “should,” “seek,” “intend,” “plan,” “expect,” or “consider” or the negative of these expressions or other variations, or by discussions of strategy that involve risks and uncertainties. All forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual transactions, results, performance or achievements to be materially different from any future transactions, results, performance or achievements expressed or implied by such forward-looking statements, including our ability to obtain financing on acceptable terms or at all, and other risk factors included in the reports we file with the Securities and Exchange Commission (the “Commission”). We base these forward-looking statements on current expectations and projections about future events and the information currently available to us. Although we believe that the assumptions for these forward-looking statements are reasonable, any of the assumptions could prove to be inaccurate. Consequently, no representation or warranty can be given that the estimates, opinions, or assumptions made in or referenced by this presentation, including, but not limited to, our ability to obtain financing, will prove to be accurate. We caution you that the forward-looking statements in this presentation are only estimates and predictions, or statements or current intent. Actual results or outcomes, or actions that we ultimately undertake, could differ materially from those anticipated in the forward-looking statements due to risks, uncertainties or actual events differing from the assumptions underlying these statements. We caution investors not to rely on the forward-looking statements contained in, or made in connection with this presentation and encourage investors to review the reports we file with the Commission. The Company undertakes no duty or obligation to update any forward-looking statements contained in this presentation as a result of new information, future events or changes in the Company’s business plans or model.

For More Information Contact:

Edward Cabrera

Chief Executive Officer and Chairman of the Board

emcabrera@helio.space

(956) 225-9639

info@helio.space

(510) 545-2666